Exhibit 99.1

ARES CAPITAL CORPORATION
TO HOST CONFERENCE CALL

IVY HILL MIDDLE MARKET CREDIT FUND TO BE DISCUSSED

New York, NY – November 26, 2007 – Ares Capital Corporation (NASDAQ: ARCC) announced today that it will host a brief conference call at 4:30 p.m. (Eastern Time), today, Monday, November 26, 2007 to discuss the establishment of Ivy Hill Middle Market Credit Fund, Ltd. Topics covered will include a discussion of the basic mechanics, economic impact and strategic implication of the lvy Hill Fund, as well as an update on ARCC’s current portfolio pipeline and backlog for investment.

To access the call live via telephone, please call (877) 407-8031 (domestic callers) or (201) 689-8031 (international callers) approximately 5-10 minutes prior to the call. Callers should reference “Ares Capital Corporation.”  To listen to a live webcast of the call via the internet, log on to www.arescapitalcorp.com and go to the Stock Information section under Investor Resources on the website. Please log on 15 minutes prior to the call to register and download any necessary audio software.

A telephone replay of the conference call will be available from 6:30 p.m. Eastern Time that day through midnight Eastern Time Monday, December 3, 2007 and can be accessed by calling (877) 660-6853 (domestic callers) or (201) 612-7415 (international callers) and entering reference account #286 and conference ID #263756. The replay will also be archived on our website, www.arescapitalcorp.com, on the Stock Information section on the Investor Resources tab.

As previously reported, the Company recently established a new middle market credit fund - Ivy Hill Middle Market Credit Fund, Ltd. - which will be managed by Ivy Hill Asset Management, L.P., a wholly owned subsidiary of the Company. On its formation, Ivy Hill closed with $400 million of capital, including a $56 million investment by the Company for $40 million of rated notes and $16 million of junior capital. In addition, in the near future the Company may sell up to $150 million of senior loans to Ivy Hill, freeing up balance sheet capacity. The Company expects that the combination of management fees, return on the Company’s investment in Ivy Hill, and the ability to redeploy new balance sheet capacity into higher yielding investments should be immediate contributors to the Company’s earnings.

Separately, the Company also announced that as of November 20, 2007, it has made $391.8 million of investments (including agreements to fund revolving credit facilities or delayed draw loans, which also includes the Ivy Hill investment) since September 30, 2007 and that as of November 20, 2007, it has an investment backlog and pipeline of $256.8 million and $72.3 million, respectively. The Company expects to syndicate a portion of these investments and commitments to third parties. The consummation of any of the investments in the backlog and pipeline depends upon, among other factors, the satisfactory completion of the Company’s due diligence investigation of the prospective portfolio company, the Company’s acceptance of the terms and structure of such an investment, and the execution and delivery of satisfactory transaction documentation. Ares Capital Corporation cannot assure you that it will make any of these investments or that it will syndicate any portion of its investments and commitments.

ABOUT ARES CAPITAL CORPORATION

Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company regulated as a business development company under the Investment Company Act of 1940. Its investment objective is to generate both current income and capital appreciation through debt and equity investments. Ares Capital Corporation invests primarily in first and second lien senior loans and mezzanine debt, which in some cases includes an equity component, and, to a lesser extent, in equity investments in private U.S. middle market companies.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Capital Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Capital Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescapitalcorp.com.

CONTACT

Investor Relations

Alison Sternberg
Ares Capital Corporation
(310) 201-4200